                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                            AND CLASS A COMMON STOCK

                                       OF

                           SHERIDAN HEALTHCARE, INC.

                                       AT

                              $9.25 NET PER SHARE

                                       BY

                             VESTAR/SHERIDAN, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                         VESTAR/SHERIDAN HOLDINGS, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                         VESTAR/SHERIDAN INVESTORS, LLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON TUESDAY, APRIL 27, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated March 31, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to the offer by Vestar/Sheridan, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Vestar/Sheridan Holdings, Inc., a Delaware corporation ("Parent") and a wholly owned subsidiary of Vestar/Sheridan Investors, LLC, a Delaware limited liability company ("Holdings"), to purchase all of the outstanding shares of Common Stock, par value $0.01 per share ("Common Stock"), and Class A Common Stock, par value $0.01 per share ("Class A Common Stock" and, together with the Common Stock, the "Shares"), of Sheridan Healthcare, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.25 per Share, net to the seller in cash, without interest thereon, less applicable withholding taxes upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $9.25 per Share, net to the seller in cash without interest thereon.

          2.  The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are fair to and in the best interests of the holders of the Shares and resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 24, 1999 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each then outstanding Share (other than Shares owned by Parent and its subsidiaries and Shares held by stockholders who have not voted in favor of or consented to the Merger and who have properly demanded appraisal of their Shares in accordance with Section 262 of the Delaware General Corporation Law) will be canceled, extinguished and converted into the right to receive $9.25 in cash, without interest, less any withholding taxes required under applicable law.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 27, 1999, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, together with any shares owned by Parent or Purchaser, or any controlled affiliate thereof, constitutes at least a majority of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger and (ii) the satisfaction of the Financing Condition referred to in the Offer to Purchase.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any ancillary documents thereto and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                   INSTRUCTIONS WITH RESPECT TO THE OFFER TO
                    PURCHASE FOR CASH ALL OUTSTANDING SHARES
                    OF COMMON STOCK AND CLASS A COMMON STOCK

                                       OF

                           SHERIDAN HEALTHCARE, INC.

                                       BY

                             VESTAR/SHERIDAN, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                         VESTAR/SHERIDAN HOLDINGS, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                         VESTAR/SHERIDAN INVESTORS, LLC

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 31, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Vestar/Sheridan, Inc., a Delaware corporation and a wholly owned subsidiary of Vestar/Sheridan Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Vestar/Sheridan Investors, LLC, a Delaware limited liability company, to purchase all outstanding shares of Common Stock, par value $0.01 per share ("Common Stock"), and Class A Common Stock, par value $0.01 per share (the "Class A Common Stock" and, together with the Common Stock, the "Shares"), of Sheridan Healthcare, Inc., at a purchase price of $9.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

DATE:
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                       NUMBER OF SHARES TO BE TENDERED:*

                             --------------- SHARES

                                   SIGN HERE

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                                  Signature(s)

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                              Please Print Name(s)

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                                  (Address(es)

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                         Area Code and Telephone Number

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               Taxpayer Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.